Exhibit 8.2

TELEPHONE: 1-212-558-4000 FACSIMILE: 1-212-558-3588 WWW.SULLCROM.COM	125 Broad Street New York, NY 10004-2498
LOS ANGELES • PALO ALTO • WASHINGTON, D.C. FRANKFURT • LONDON • PARIS BEIJING • HONG KONG • TOKYO MELBOURNE • SYDNEY

March 6, 2009

MF Global Ltd.,

717 Fifth Avenue,

New York, NY 10022

Ladies and Gentlemen:

We have acted as United States tax counsel to MF Global Ltd. (the “Company”) in connection with the Registration Statement on Form S-3 filed by the Company on the date hereof with the Securities and Exchange Commission (the “Registration Statement”) and hereby confirm to you that the disclosure as to matters of United States federal income tax law as set forth under the heading “U.S. Federal Income Tax Considerations” in the Prospectus included in the Registration Statement constitutes our opinion, subject to the qualifications set forth therein.

We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ SULLIVAN & CROMWELL